                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant
         Check the appropriate box:
         [ ] Preliminary Proxy Statement

                                            [ ] Confidential, For Use of the
                                                Commission
                                                Only (as permitted by Rule
                                                14a-6(e)(2))

         [X] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  AVIALL, INC.
--------------------------------------------------------------------------------
           (Name of Registrant as specified in its Charter and Person
                             Filing Proxy Statement)

         Payment of filing fee (Check the appropriate box):
         [X] No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11

         (1) Title of each class of securities to which transaction applies:


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         (2) Aggregate number of securities to which transaction applies:


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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4) Proposed maximum aggregate value of transaction:


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         (5) Total fee paid:


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         [ ] Fee paid previously with preliminary materials:


         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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         (1) Amount previously paid:



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         (2) Form, Schedule or Registration Statement No.:



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         (3) Filing Party:



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         (4) Date Filed:



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

                               [AVIALL LOGO BLUE]
























                                               Aviall, Inc.
                                               Notice of 2001 Annual Meeting
                                               and Proxy Statement

[AVIALL LOGO BLUE]

PAUL E. FULCHINO
Chairman, President and
Chief Executive Officer

                                                                  April 30, 2001

Dear Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 1:00 p.m. on Thursday, June 7, 2001, at Omni Mandalay Hotel, 221 East Las Colinas, Irving, Texas 75039. All stockholders of record as of April 18, 2001 are entitled to vote at the Annual Meeting.

The proposals to be acted upon at the Annual Meeting include the election of directors, approval of an amendment to the Aviall, Inc. 1998 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued under this Plan and to limit the number of restricted or deferred shares issuable under the Plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001. I hope you will carefully read these proposals, which are described in the accompanying Proxy Statement, and vote your shares for each proposal.

It is important that your shares be represented at the Annual Meeting. Accordingly, even if you plan to attend, please sign, date and promptly mail the enclosed proxy card in the postage-prepaid envelope.

                                          Sincerely,

                                          /s/ PAUL E. FULCHINO
                                          Paul E. Fulchino
                                          Chairman, President and Chief
                                          Executive Officer

AVIALL, INC., 2075 Diplomat Drive, Dallas, TX 75234-8999 U.S.A.

                                PROXY STATEMENT

                                  AVIALL, INC.
                              2075 DIPLOMAT DRIVE
                              DALLAS, TEXAS 75234

                       SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being provided to you in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Aviall, Inc. The Annual Meeting will be held on Thursday, June 7, 2001, starting at 1:00 p.m., at Omni Mandalay Hotel, 221 East Las Colinas, Irving, Texas 75039. Proxies are being solicited on behalf of the Board of Directors of Aviall. This Proxy Statement and the enclosed proxy card are first being mailed on or about April 30, 2001 to holders of Aviall's common stock entitled to vote at the Annual Meeting.

     A Proxy Committee will vote the shares of common stock represented by each proxy card returned to Aviall. Jacqueline K. Collier, Jeffrey J. Murphy and Cornelius Van Den Handel are the members of the Proxy Committee. Any stockholder giving a proxy may change his or her vote at any time before it is voted at the Annual Meeting by notifying the Secretary of Aviall in writing, by submitting a new proxy card dated after the date of the proxy being revoked or by attending the Annual Meeting and voting in person. Where a stockholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE DIRECTOR NOMINEES IDENTIFIED BELOW, FOR THE APPROVAL OF THE AMENDMENT TO AVIALL, INC. 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THIS PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AVIALL'S INDEPENDENT AUDITORS.

                       PROCEDURES FOR THE ANNUAL MEETING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in Aviall's By-Laws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before an annual meeting or to nominate a person for election as a director at an annual meeting give written notice to Aviall with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.

     The Board does not anticipate that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

                          RECORD DATE AND VOTING STOCK

     April 18, 2001, has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date there were 18,483,726 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote. Only recordholders of common stock at the close of business on the record date are entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     A majority of the votes cast at the Annual Meeting is required to approve the actions proposed to be taken at the Annual Meeting. Abstentions and broker non-votes will be included in determining the number of shares of common stock present or represented at the Annual Meeting or any adjournment or postponement of the Annual Meeting for purposes of determining whether a quorum exists. However, abstentions with respect to any proposal brought to a vote at the Annual Meeting will have the same effect as a vote against that proposal. Broker non-votes are treated as shares not present for the purposes of the vote with respect to a specific proposal and therefore will have no effect on the outcome of the vote on any proposal.

               PARTICIPANTS IN THE AVIALL EMPLOYEES' SAVINGS PLAN

     If a stockholder is a participant in the Aviall, Inc. Employees' Savings Plan and holds shares of common stock in the Savings Plan, the proxy card represents the number of full shares of common stock held for the benefit of the participant in the Savings Plan as well as any shares of common stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant's name and serves as a voting instruction for the trustees of the Savings Plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the Savings Plan will not be disclosed to Aviall.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Aviall has three classes of directors serving staggered three-year terms. Donald R. Muzyka and Jonathan M. Schofield are currently serving terms that expire at the Annual Meeting. The Board has nominated Dr. Muzyka and Mr. Schofield to continue to serve as directors for a term expiring at Aviall's annual stockholders meeting in 2004.

     Below are the names of the nominees and of each director continuing in office, a description of positions and offices with Aviall, any other principal occupation, business experience during at least the last five years, certain other directorships presently held, age and length of service as a director of Aviall.

     THE PERSONS NAMED IN THE PROXY WILL VOTE FOR THE NOMINEES LISTED BELOW EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

NOMINEES FOR DIRECTOR
FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2004
--------------------------------------------------------------------------------

DONALD R. MUZYKA                  Dr. Muzyka, age 62, has been a director of Aviall since
Retired President and Chief       1994. He served as President and Chief Executive Officer of
Executive Officer of              Special Metals Corporation ("SMC") from October 1996 until
Special Metals Corporation        his retirement in August 2000. He served as President and
                                  Chief Operating Officer of SMC from January 1990 to October
Member -- Audit Committee         1996.
Member -- Compensation and
            Nominating
            Committee
----------------------------------------------------------------------------------------------
JONATHAN M. SCHOFIELD             Mr. Schofield, age 60, has been a director of Aviall since
Retired Chairman of Airbus        2001. From December 1992 until his retirement in March 2001,
Industrie of North America        Mr. Schofield served as Chairman of the Board of Airbus
                                  Industrie of North America, Inc., a subsidiary of Airbus
Member -- Audit Committee         Industrie, a manufacturer of large civil aircraft. From
Member -- Compensation and        December 1992 until March 2000, he also served as Chief
            Nominating            Executive Officer of Airbus Industrie of North America, Inc.
            Committee
----------------------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2002
--------------------------------------------------------------------------------

RICHARD J. SCHNIEDERS             Mr. Schnieders, age 53, has been a director of Aviall since
President and Chief Operating     1997. He has served as President of SYSCO Corporation since
Officer of SYSCO Corporation      July 2000 and as its Chief Operating Officer since January
                                  2000. He served as an Executive Vice President of SYSCO from
Chairman -- Audit Committee       January 1999 to July 2000. Mr. Schnieders is a director of
Member -- Compensation and        SYSCO, where he has been employed since 1982.
            Nominating
            Committee
----------------------------------------------------------------------------------------------
BRUCE N. WHITMAN                  Mr. Whitman, age 67, has been a director of Aviall since
Executive Vice President          1998. He has been an Executive Vice President and director
FlightSafety International, Inc.  of FlightSafety International, Inc. since 1962. Mr. Whitman is also a director of FlightSafety Boeing Training
Member -- Audit Committee         International L.L.C., Petroleum Helicopters, Inc., Megadata
Chairman -- Compensation and      Corporation and the National Air and Space Museum and a
              Nominating          member of the Board of Governors of the Civil Air Patrol.
              Committee
----------------------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2003
--------------------------------------------------------------------------------

PAUL E. FULCHINO                  Mr. Fulchino, age 54, has been a director of Aviall since
Chairman, President and           2000. He has served as Chairman of the Board, President and
Chief Executive Officer           Chief Executive Officer of Aviall since January 2000. Mr.
of Aviall                         Fulchino was President and Chief Operating Officer of BE
                                  Aerospace, Inc., a leading supplier of aircraft cabin
                                  interior products and services, from 1996 to 1999. From 1990 to 1996, Mr. Fulchino was either President or Vice Chairman of Mercer Management Consulting, Inc., an international
                                  general management consulting firm.
----------------------------------------------------------------------------------------------
ARTHUR E. WEGNER                  Mr. Wegner, age 63, has been a director of Aviall since
Retired Executive Vice President  2000. He served as Executive Vice President of Raytheon
of Raytheon Company               Company and Chairman of Raytheon Aircraft Company, a
                                  subsidiary of Raytheon Company, from January 2000 until his
Member -- Audit Committee         retirement in August 2000. Prior to assuming that position,
Member -- Compensation and        Mr. Wegner was an Executive Vice President of Raytheon
            Nominating            Company and Chairman and Chief Executive Officer of Raytheon
            Committee             Aircraft Company.
----------------------------------------------------------------------------------------------

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     BOARD OF DIRECTORS. The Board currently consists of six members. Mr. Wegner was appointed to the Board in May 2000 and Mr. Schofield was appointed to the Board in January 2001. During 2000, the Board of Directors held eight meetings. The Board has established standing Audit and Compensation and Nominating Committees to assist the Board in the discharge of its responsibilities. The Board may also appoint other committees for specialized functions. All of the Directors of Aviall are independent directors (as that term is defined in Aviall's By-Laws) other than Mr. Fulchino. Aviall's By-Laws provide that a majority of the Board and each member of the Compensation and Nominating Committee be an independent director. Each Director attended at least 75% of the Board and applicable committee meetings held during the period he was a member of the Board in 2000.

     AUDIT COMMITTEE. The current members of the Audit Committee are Mr. Schnieders (Chairman), Dr. Muzyka, Mr. Schofield, Mr. Wegner and Mr. Whitman. The Audit Committee met three times in 2000. The Audit Committee is responsible for recommending an accounting firm to serve as Aviall's independent auditors, reviewing the annual audit of Aviall, reviewing audit and any nonaudit fees paid to Aviall's independent auditors, reviewing the scope and results of internal audit activities and reviewing compliance with Aviall's conflict of interest and business ethics policies as well as compliance with major regulatory requirements. The Audit Committee reports its findings and recommendations to the Board for appropriate action. A report of the Audit Committee appears elsewhere in this Proxy Statement. In addition, a copy of the current Audit Committee Charter, which was adopted by the Board of Directors in May 2000, is included as Appendix A to this Proxy Statement.

     COMPENSATION AND NOMINATING COMMITTEE. The current members of the Compensation and Nominating Committee are Mr. Whitman (Chairman), Dr. Muzyka, Mr. Schnieders, Mr. Schofield and Mr. Wegner. During 2000, the Compensation Committee met seven times. The Compensation Committee supervises Aviall's compensation policies, administers incentive plans, reviews officers' salaries and bonuses, approves significant changes in employee benefits and recommends to the Board such other forms of compensation as it deems appropriate. The Compensation Committee also considers nominations for prospective Board members. The Compensation Committee considers nominees recommended by other directors, stockholders and management who provide the Board with information with respect to a suggested candidate for Board membership. Written nominations by stockholders for directors will be considered, provided they are received by the Secretary of Aviall at its principal executive offices pursuant to timely advance written notice in accordance with Aviall's By-Laws (not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting, subject to certain exceptions) and contain all information specified in such By-Laws, including the identity and address of the nominating stockholder, the class and number of shares of common stock which are owned by such stockholder and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee. Aviall's By-Laws also provide that all members of the Compensation Committee shall be independent directors who are not otherwise affiliated with Aviall. The report by the Compensation Committee discussing compensation for Aviall's senior executives appears elsewhere in this Proxy Statement.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of Aviall are entitled to receive an annual retainer of $24,375 (the "Annual Retainer"), plus $1,000 for each Board or committee meeting attended. Directors who are employees of Aviall or any of its subsidiaries do not receive any fees for their Board or committee service. Directors are also reimbursed for expenses incurred in attending Board and Board committee meetings.

     Directors who are not employees of Aviall are eligible to participate in Aviall's Directors Stock Plan. Under the Directors Stock Plan, each eligible director may make an election to receive shares of common stock in lieu of the Annual Retainer. All eligible directors participated in the Directors Stock Plan during 2000 and elected to participate in 2001. The number of shares of common stock granted to a participant is the nearest number of whole shares of common stock which can be purchased for $30,000 (the "Share Value"), based on the mean of the highest and lowest sale price for the common stock on the grant date as reported on the New York Stock Exchange. In the event that there is an increase or decrease in the Annual Retainer, the Share Value adjusts automatically so that the ratio between the Share Value and the Annual Retainer is maintained. Under the Directors Stock Plan, common stock is granted automatically on the first business day in July of any calendar year to each eligible director who has elected to participate in the Directors Stock Plan at least six months prior to that date.

     A director who receives a grant of common stock pursuant to the Directors Stock Plan is entitled to receive dividends on and to vote such shares. However, the director's ownership rights in such shares do not vest until six months after the date of grant and then only if the director continues to serve on the Board at that date. However, a participating director who has completed a full term of service prior to the end of such six-month period, or whose service during such six-month period was interrupted due to death or disability, will be vested in a pro rata number of such shares.

     Further, under the Directors Stock Plan, non-employee directors are eligible to receive options to purchase up to 3,000 shares of Aviall common stock on the first trading day of July each year. On July 3, 2000, each of Dr. Muzyka, Mr. Schnieders, Mr. Wegner and Mr. Whitman were granted options to purchase 3,000 shares of Aviall common stock at an exercise price of $5.03. The options have a 10-year term and vest on the first anniversary of the grant date.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of March 31, 2001, the directors of Aviall, the Chief Executive Officer of Aviall, the other four most highly compensated executive officers of Aviall at December 31, 2000 and all current directors and executive officers of Aviall as a group, beneficially owned common stock as set forth in the following table. For purposes of this Proxy Statement, Paul E. Fulchino, Charles M. Kienzle, Bruce Langsen, Jeffrey J. Murphy and James T. Quinn are referred to as the "named executive officers."

                                                                                 TOTAL SHARES
                                                                                 BENEFICIALLY
NAME                                     OWNED SHARES(1)   OPTION SHARES(2)        OWNED(3)        PERCENTAGE
----                                     ---------------   ----------------   ------------------   ----------
Paul E. Fulchino(4)....................       84,173            166,667             250,840           1.3%
Donald R. Muzyka.......................       15,693                  0              15,693             *
Richard J. Schnieders..................       14,747                  0              14,747             *
Jonathan M. Schofield..................            0                  0                   0             *
Arthur E. Wegner.......................            0                  0                   0             *
Bruce N. Whitman.......................       54,747                  0              54,747             *
Charles M. Kienzle(5)..................       32,453            176,618             209,071           1.1%
Bruce Langsen(6).......................       31,218            151,240             182,458           1.0%
Jeffrey J. Murphy(7)...................       38,090            193,724             231,814           1.2%
James T. Quinn(8)......................       12,409            104,562             116,971             *
All current directors and executive
  officers as a group (14 persons).....      334,196            995,611           1,329,807           6.8%

---------------

*  Less than one percent

1. Represents shares of common stock owned by such individuals, including shares owned pursuant to the Aviall Employees' Savings Plan and the Directors Stock Plan.

2. Represents shares that may be acquired within 60 days of March 31, 2001, through the exercise of stock options.

3. Unless otherwise noted, the holders of the shares of common stock included in this table have sole voting and investment power with respect to all shares.

4. Includes 21,473 shares of restricted common stock for which Mr. Fulchino has sole voting power and no investment power.

5. Includes 7,379 shares of restricted common stock for which Mr. Kienzle has sole voting power and no investment power.

6. Includes 16,239 shares of restricted common stock for which Mr. Langsen has sole voting power and no investment power.

7. Includes 15,464 shares of common stock held jointly by Mr. Murphy and his spouse. Mr. Murphy has shared voting and investment power with respect to these shares. Also includes 11,926 shares of restricted common stock for which Mr. Murphy has sole voting power and no investment power.

8. Includes 5,739 shares of restricted common stock for which Mr. Quinn has sole voting power and no investment power.

     The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities who are known by Aviall to beneficially own five percent or more of Aviall's outstanding common stock. The information regarding beneficial ownership of common stock by the entities identified below is included in reliance on a report filed with the Securities and Exchange Commission by such entity, except that the percentage is based upon Aviall's calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and the number of shares of common stock outstanding on March 31, 2001.

                                                              AMOUNT AND NATURE      PERCENT
                    BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP   OF CLASS
                    ----------------                       -----------------------   --------
Dimensional Fund Advisors Inc.                                    1,336,400          7.2%(1)
Artisan Partners Limited Partnership                              1,188,759          6.4%(2)
Neuberger Berman, Inc. and Neuberger Berman, LLC                  1,147,900          6.2%(3)

---------------

1. According to a Schedule 13G filed by Dimensional Fund Advisors Inc., Dimensional Fund Advisors has sole voting and dispositive power with respect to 1,336,400 shares of common stock. In the Schedule 13G, Dimensional reported it acts as an investment advisor to funds which hold the shares in the ordinary course of business and that the funds are the actual owners of the shares. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

2. According to a Schedule 13G filed by Artisan Partners Limited Partnership, Artisan Partners has shared voting and dispositive power with respect to 1,188,759 shares of common stock. In Schedule 13G, Artisan reported that it acts as an investment advisor to funds which hold the shares in the ordinary course of business and that it does not have any economic interest in the shares. The business address of Artisan Partners is 1000 North Water Street, #1770, Milwaukee, Wisconsin 53202.

3. According to a Schedule 13G filed by Neuberger Berman, Inc. and Neuberger Berman, LLC, these firms have sole voting power with respect to 372,300 shares of common stock, shared voting power with respect to 754,100 shares of common stock and shared dispositive power with respect to 1,147,900 shares of common stock. In the Schedule 13G, Neuberger Berman Inc. and Neuberger Berman, LLC reported that they act as an investment manager for various funds which hold the shares in the ordinary course of business, that these firms do not have any economic interest in the shares, that the actual owners of such shares are their clients and their clients have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of the shares. The business address of each of Neuberger & Berman, Inc. and Neuberger & Berman, LLC is 605 Third Ave., New York, New York 10158.

                COMPENSATION AND NOMINATING COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

INTRODUCTION

     The Compensation and Nominating Committee has responsibility for Aviall's executive compensation practices and policies. The Committee is currently composed of five outside directors who are not officers or employees of Aviall or its subsidiaries. With the exception of the Directors Stock Plan, the Committee members are not eligible to participate in the compensation plans or programs administered by the Committee. Two members of the Committee, Arthur E. Wegner and Jonathan M. Schofield, joined the Board and the Committee subsequent to the determination of the compensation arrangements for the Company's executives for 2000 and as a result did not participate in the Committee's deliberations regarding these arrangements.

EXECUTIVE PAY POLICY

     The Company's compensation programs are intended to attract, retain and motivate the key people necessary to lead Aviall to achieve its strategic objective of increased stockholder value over the long term, reflecting the Committee's belief that executive compensation should seek to align the interests of Aviall's executives with those of its stockholders. The program utilizes three components: (a) base salary, (b) short-term incentives and (c) long-term compensation in the form of both stock options and restricted stock.

     In establishing compensation, the Compensation Committee seeks to provide a mix of base salary and incentive compensation that provides executives with a competitive total compensation package. The Compensation Committee sets compensation in this manner to ensure that Aviall's compensation practices do not put it at a competitive disadvantage in retaining and attracting key executives while ensuring an appropriate cost structure for Aviall. During 2001, the Committee intends to undertake a review of the Company's compensation structure, including the mix of base salary and incentive compensation.

BASE SALARY

     Effective January 1, 2000, Paul E. Fulchino, was elected Chairman, President and Chief Executive Officer of Aviall. In connection with his election to these positions, Mr. Fulchino entered into an Employment Agreement with Aviall. See "Compensation of Executive Officers -- Employment and Severance Arrangements -- Employment Agreement." Pursuant to the terms of his Employment Agreement, Mr. Fulchino's base salary for 2000 was $450,000. With the exception of one executive officer who assumed additional responsibilities in 1999, the base salaries of the Company's executive officers for 2000 remained at the same levels as the prior year.

SHORT-TERM INCENTIVE PROGRAM

     Under the 2000 short-term incentive program, Mr. Fulchino was eligible to receive an aggregate bonus award of up to 100% of his base salary subject to the Company meeting specific objectives. Each of Aviall's other executive officers were eligible to earn a bonus award of up to either 150% or 120% of his or her base salary. These bonus awards were payable two-thirds in cash and one-third in restricted stock. In January 2001, Mr. Fulchino was awarded a cash bonus of $265,740 and was granted 21,473 shares of restricted common stock. The restricted stock vests on the third anniversary of the grant date and are otherwise subject to the terms of Aviall's 1998 Stock Incentive Plan.

STOCK OPTIONS

     The Stock Incentive Plan is administered by the Board and the Committee and is designed to provide incentive compensation to Aviall's executive officers and other key management personnel. The grants are long-term incentives for future performance, which are designed to align the interests of management with those of Aviall's stockholders.

     Pursuant to his Employment Agreement, Mr. Fulchino was granted options to purchase 500,000 shares of common stock in December 1999. At its March 2000 meeting, the Committee approved grants of stock options to certain other executive officers and key employees. The number of options granted to specific individuals was dependent on the individual's current performance potential for promotion and expected impact on the future performance of Aviall. All grants were made at fair market value at the time of grant. One third of these options vest each year commencing on the first anniversary of their grant.

STOCK OWNERSHIP

     At the recommendation of the Committee in 1993, the Board approved voluntary executive stock ownership guidelines for Aviall's chief executive officer, executive officers and certain other executives. The guidelines are intended to encourage executives to become substantial stockholders. Under the guidelines, Aviall's chief executive officer is expected to own shares of common stock with an aggregate value of three times his or her then-current base salary within five years of appointment to such position. Within such time period, all other executive officers are expected to own shares of common stock with a value of 1.5 times their base salary and the remaining executives are expected to own shares having a value of one-half times their annual base salary. The Committee reviews the progress of the Company's executives against these guidelines annually.

     The Committee periodically reviews the potential impact of the $1 million deduction limitation on executive compensation for the top five executives which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. Due, in part, to Aviall's existing net operating loss carryforward, the Committee currently believes that no action is necessary at this time. The Compensation Committee intends to continue to evaluate Aviall's potential exposure to the deduction limitation on an annual basis.

     This report is submitted by the members of the Compensation and Nominating Committee of the Board.

THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD

       Bruce N. Whitman                Donald R. Muzyka              Richard J. Schnieders
           Chairman

            Jonathan M. Schofield                             Arthur E. Wegner

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to Aviall during Aviall's last three fiscal years.

                                                                                         LONG-TERM
                                             ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                    -------------------------------------   -----------------------------------
                                                           OTHER ANNUAL       RESTRICTED      SHARES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)   STOCK AWARDS(2)    OPTIONS/SARS(3)    COMPENSATION(4)
---------------------------  ----   --------   --------   ---------------   ---------------   -----------------   ---------------
Paul E. Fulchino(5)          2000   $448,269   $265,740        $9,346           $132,864                 0            $11,878
  President and Chief        1999          0          0             0                  0           500,000                  0
  Executive Officer
Charles M. Kienzle           2000    175,000     80,500            --             40,250            25,000                400
  Senior Vice President,     1999    175,000          0            --                  0            35,000                400
  Operations                 1998    175,000     23,450            --              9,778            30,000                400
Bruce Langsen                2000    175,000    134,313            --             67,153            30,000                400
  President of ILS           1999    175,000    208,442            --                  0            45,000                400
                             1998    168,269    144,580            --             60,256            40,000                400
Jeffrey J. Murphy            2000    177,000     96,996            --             48,498            20,000                569
  Senior Vice President,     1999    177,000          0            --                  0            35,000                553
  Law and Human Resources    1998    177,000    109,739            --             45,735            30,000                540
James T. Quinn               2000    165,385     64,487            --             32,243            25,000                400
  Vice President, Sales      1999    133,846          0            --                  0            35,000                400
  and Marketing              1998    115,000     14,168            --              5,907            30,000                400

---------------

1. Includes amounts reimbursed for the payment of income taxes related to relocation expenses and insurance premiums paid by the Company in 2000 and taxable to Mr. Fulchino. Other perquisites and personal benefits furnished to the named executive officers do not meet the disclosure thresholds established under SEC regulations and are not included in this column.

2. The grants of restricted stock in 1998 and 2000 reflected in the table above were made pursuant to Aviall's annual incentive compensation program. That program provided for incentive compensation to be paid two-thirds in cash and one-third in restricted stock. The restricted stock vests on the third anniversary of the grant date. Recipients of restricted stock awards are entitled to receive any dividends paid with respect to these shares. The dollar amounts shown for 2000 were determined based upon a price of $6.1875, the closing price of the common stock on January 19, 2001, the grant date. The dollar amounts shown for 1998 were determined based upon a price of $11.1875 per share, the closing price of the common stock on January 26, 1999, the grant date. As of December 31, 2000, the aggregate number of shares of restricted stock and their value (based upon a price of $5.0625, the closing price of common stock on December 29, 2000) held by each named executive officer was as follows: Mr. Fulchino, no restricted shares, Mr. Kienzle, 9,624 restricted shares and $48,722; Mr. Langsen, 12,449 restricted shares and $63,023; Mr. Murphy, 12,938 restricted shares and $65,499; and Mr. Quinn, 4,444 restricted shares and $22,498.

3. Grants of stock options vest one-third each year commencing on the first anniversary of the grant. No named executive officer received stock options granted in tandem with SARs.

4. For 2000 this column represents (a) moving expenses of $11,106 for Mr. Fulchino, (b) premiums for supplemental long-term disability insurance payments in the amount of $772 for Mr. Fulchino, (c) contributions to Aviall's Employees' Savings Plan in the amount of $400 for each named executive officer other than Mr. Fulchino, who was not eligible to participate in this plan in 2000, and (d) premiums for compensatory split-dollar insurance payments in the amount of $169 for Mr. Murphy.

5. Mr. Fulchino joined Aviall on December 21, 2000 and became Chairman, President and Chief Executive Officer of Aviall effective January 1, 2000. The stock option award granted to Mr. Fulchino in 1999 was made pursuant to his Employment Agreement with the Company. See "Compensation of Executive Officers -- Employment and Severance Arrangements -- Employment Agreement."

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     EMPLOYMENT AGREEMENT. Aviall is a party to an Employment Agreement with Paul E. Fulchino pursuant to which he serves as Aviall's Chairman, President and Chief Executive Officer. Under the Employment Agreement, Mr. Fulchino receives an annual base salary of at least $450,000 and is eligible to receive incentive compensation of not less than 100% of his base salary (although he is not guaranteed any specific amount of incentive pay). Mr. Fulchino is also entitled to supplemental term life insurance of $900,000, supplemental long-term disability insurance such that he would receive 60 percent of his base salary should he become permanently disabled, and other employee benefits made available to Aviall's senior executives. The Employment Agreement has a three-year term, expiring on December 31, 2002. In the event of an involuntary termination of his employment (other than for cause or his death or disability),

Mr. Fulchino would receive severance pay in an amount equal to the greater of two times his then-current base salary or the base salary for the remainder of the term of the Employment Agreement. Pursuant to the Employment Agreement, on December 21, 1999, Mr. Fulchino was granted options to purchase 500,000 shares of common stock at an exercise price of $7.3125, the fair market value of the common stock on the grant date. This option grant has a ten-year term and the options vest one-third each year commencing on the first anniversary of the grant date.

     SEVERANCE AGREEMENTS. Aviall is a party to Severance Agreements with each of its executive officers, including Paul E. Fulchino, that become operative only upon a change of control. The Severance Agreements provide that if, within a two-year period following a change of control, Aviall terminates the employment of such executive for reasons other than death, disability or cause, or the executive terminates employment with Aviall for good reason, the executive is entitled to receive a severance payment in an amount equal to a multiple of his or her (a) then-current base salary, and (b) an amount equal to the greater of the executive's (1) incentive compensation for the current fiscal year (assuming the Company had reached target performance for that year), or (2) incentive compensation paid or payable to the executive for the most recently completed fiscal year. The executive is also entitled to continue to receive health and life insurance benefits for a period of one year following his or her termination following a change of control. The Severance Agreements further provide that if any amount payable thereunder or otherwise to the executive is determined to be an "excess parachute payment" under the Internal Revenue Code, such executive would be entitled to receive an additional payment (net of income taxes) to compensate such executive for the excise tax imposed by the Code on such payment. The multiple of base salary and incentive compensation referred to above is two or three times for each of the executive officers.

     SEVERANCE PAY PLAN. Aviall maintains a Severance Pay Plan for the benefit of all full-time employees, including executive officers. The Severance Pay Plan provides that if Aviall terminates an eligible employee's employment for any reason other than cause, the employee is entitled to receive severance pay in an amount determined in accordance with the terms of the plan. For executive officers, the severance pay is an amount equal to one or two times (a) the executive's then-current base salary and (b) the greater of (1) the executive's target incentive payment for the year in which his employment was terminated and
(2) the executive's incentive payment for the most recently completed fiscal year. Payments under the Severance Pay Plan are made in installments (a one or two-year period for executive officers) unless the employee's employment is terminated within one year following a change in control. In that circumstance, the severance payment is made in a lump sum. The Severance Pay Plan provides that in the event that an employee is terminated under circumstances in which he is entitled to receive severance payment under any written agreement (including the Employment and Severance Agreements referred to in the preceding paragraphs), the employee is not entitled to receive the benefits intended to be provided under the Severance Pay Plan.

                           OPTION/SAR GRANTS IN 2000

     The following table provides information regarding the grant of stock options to the named executive officers in 2000.

                                                    INDIVIDUAL GRANTS
                                 -------------------------------------------------------    POTENTIAL REALIZABLE VALUE
                                 NUMBER OF     PERCENTAGE OF                                  AT ASSUMED ANNUAL RATES
                                 SECURITIES    TOTAL OPTIONS/                                     OF STOCK PRICE
                                 UNDERLYING         SARS                                           APPRECIATION
                                  OPTIONS/       GRANTED TO      EXERCISE                       FOR OPTION TERM(2)
                                    SAR          EMPLOYEES       PRICE PER    EXPIRATION    ---------------------------
             NAME                GRANTED(1)       IN 2000          SHARE         DATE       0%        5%         10%
             ----                ----------    --------------    ---------    ----------    ---    --------    --------
Paul E. Fulchino...............         0             --               --            --      --          --          --
Charles M. Kienzle.............    25,000           6.4%          $8.9375      03/14/10     $ 0    $140,519    $356,102
Bruce Langsen..................    30,000           7.7%           8.9375      03/14/10       0     168,622     427,322
Jeffrey J. Murphy..............    20,000           5.1%           8.9375      03/14/10       0     112,415     284,881
James T. Quinn.................    25,000           6.4%           8.9375      03/14/10       0     140,519     356,102

---------------

1. Each of the options shown in the table above vest one third each year, beginning on the first anniversary of the date of the grant. No options granted to the named executive officers in 2000 were granted in tandem with SARs. For each of Mr. Kienzle and Mr. Quinn, 8,333 options are incentive stock options and the remainder are nonqualified stock options. For Mr. Langsen, 10,000 options are incentive stock options and the remainder are nonqualified stock options. For Mr. Murphy, 6,667 are incentive stock options and the remainder are nonqualified stock options.

2. The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the common stock over the term of the option. The use of the assumed 5% and 10% annual rates to stock price appreciation are established by the Securities and Exchange Commission and is not intended by the Company to forecast possible appreciation of the price of its common stock.

                    AGGREGATED OPTION/SAR EXERCISES IN 2000
                    AND DECEMBER 31, 2000 OPTION/SAR VALUES

     The following table provides information, regarding the exercise of Aviall options during 2000 and unexercised options held as of December 31, 2000 for each of the named executive officers.

                                                                   NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                     OPTIONS/SARS                  OPTIONS/SARS AT
                                                                 AT DECEMBER 31, 2000            DECEMBER 31, 2000(1)
                              SHARES ACQUIRED     VALUE      ----------------------------    ----------------------------
NAME                            ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                          ---------------    --------    -----------    -------------    -----------    -------------
Paul E. Fulchino............         0              $0         166,667         333,333           $0              $0
Charles M. Kienzle..........         0               0         146,617          58,334            0               0
Bruce Langsen...............         0               0         112,906          73,334            0               0
Jeffrey J. Murphy...........         0               0         165,390          53,334            0               0
James T. Quinn..............         0               0          74,561          58,334            0               0

---------------

1. This value was determined based upon a price of $5.0625 per share of Aviall's common stock, the closing price on December 29, 2000, multiplied by the number of shares of common stock issuable upon exercise of these options.

                              RETIREMENT BENEFITS

     Aviall covers substantially all regular domestic full-time employees, including executive officers, under the Aviall, Inc. Retirement Plan. Benefits payable under the Retirement Plan are based on an employee's career earnings with Aviall and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor's benefits, is generally equal to the sum of 1.45% of the first $15,600 of compensation and bonus received, plus 1.85% of the portion of the compensation and bonus in excess of $15,600 during each such year while a Retirement Plan member.

     Retirement Plan benefits vest at the earlier of the completion of five years of credited service or upon reaching age 65. However, that in the event of a change of control of Aviall, all participants will be fully vested and the term "accrued benefit" will include the value of early retirement benefits for any participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's pension benefits may be paid in certain alternative forms having actuarially equivalent values.

     The maximum annual benefit under a qualified pension plan is currently $140,000 beginning at the Social Security retirement age (currently age 65). The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $170,000. Aviall maintains a non-qualified, unfunded benefit plan, called the Benefit Restoration Plan, which covers those participants of the Retirement Plan, including those named below, whose benefits are reduced by the Internal Revenue Code or other United States laws. A participant in the Benefit Restoration Plan is entitled to a benefit equal to the difference between the amount of benefits the participant is entitled to without reduction and the amount of benefits the participant is entitled to after the reductions.

     The following table sets forth estimated annual pension benefits (in the form of a single life annuity) assuming each named executive officer remains continuously employed at current compensation levels until retirement at the normal retirement date (age 65).

NAME                                                          AMOUNT(1)
----                                                          ---------
Paul E. Fulchino............................................   $89,501
Charles M. Kienzle..........................................    84,465
Bruce Langsen...............................................    66,170
Jeffrey J. Murphy...........................................    75,529
James T. Quinn..............................................    56,324

---------------

1. These amounts include benefits under the Retirement Plan and the Benefit Restoration Plan combined.

                               STOCK PERFORMANCE

     The following graph compares the cumulative stockholder return on Aviall's common stock with the S&P 500 Stock Index and the S&P SmallCap Aerospace/Defense Index. The comparison assumes $100 was invested as of December 31, 1995 and the reinvestment of all dividends.

                  COMPARISON OF CUMULATIVE STOCKHOLDER RETURN

                            STOCK PERFORMANCE GRAPH

----------------------------------------------------------------------------------------------------------------
                                    31-Dec-95    31-Dec-96    31-Dec-97    31-Dec-98    31-Dec-99    31-Dec-00
----------------------------------------------------------------------------------------------------------------
 AVIALL                                100           8.67       159.33       125.33        87.34        53.99
 S&P 500                               100         122.96       163.98       210.85       255.21       231.98
 S&P Smallcap Aerospace/Defense        100         142.65       176.24       213.77       107.32       110.08

                            APPROVAL OF AN AMENDMENT
                 TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     On March 29, 2001 the Board adopted, subject to approval by Aviall's stockholders, an amendment to the Aviall, Inc. 1998 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued by 400,000 shares. The proposed amendment further provides that no more than 20 percent of the shares presently available for issuance under the Plan will be issued as Restricted Shares, Deferred Shares or Performance Shares. Currently, 1,840,000 shares of common stock are authorized for issuance under the Plan, of which options covering 1,524,956 shares have been issued, leaving 315,044 shares reserved for issuance under the Plan.

     If the proposed amendment to the Incentive Plan is approved by the stockholders at the Annual Meeting, a total of 715,044 shares would be available for issuance under the Incentive Plan. Of these shares, no more than 143,008 shares would be available for issuance as Restricted Shares, Deferred Shares or Performance Shares.

     The Board believes that it is in the best interests of the Company to attract and retain the services of experienced and knowledgeable employees. The Plan is designed to provide an incentive to officers and other key employees of the Company and its subsidiaries and is intended to align the interests of these officers and other employees with those of Aviall's stockholders. In order for the Plan to continue to serve its purpose, the Board has determined that an increase in the number of shares available for issuance is necessary and in the best interests of Aviall's stockholders.

PLAN SUMMARY

     GENERAL. The Plan was approved by the Company's stockholders at the 1998 Annual Meeting. The Plan affords the Board and the Compensation Committee the ability to design management incentives that are responsive to the Company's needs. The Plan permits the grant of awards consisting of not only stock options and stock appreciation rights, but also restricted and deferred shares (which may include performance criteria), as well as performance shares and performance units.

     SHARES AVAILABLE UNDER THE PLAN. If the amendment is approved by Aviall's stockholders and subject to adjustment as provided in the Plan, the number of shares of common stock that may be issued or transferred (a) upon the exercise of Option Rights or Appreciation Rights, (b) as Restricted Shares, (c) as Deferred Shares, (d) in payment of Performance Shares or Performance Units that have been earned, and (e) in payment of dividend equivalents paid with respect to awards made under the Plan may not exceed 2,240,000 shares of common stock plus any shares relating to awards that expire, are forfeited or transferred as payment of the Option Price or in satisfaction of any withholding amount.

     The aggregate number of shares of common stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options ("ISO") may not exceed 2,240,000 shares. Further, no Participant may be granted Option Rights or Appreciation Rights, in the aggregate, for more than 300,000 shares of common stock during any year, subject to adjustment as provided in the Plan. In no event may any Participant receive an award of Performance Shares or Performance Units in any calendar year having an aggregate maximum value as of their respective Dates of Grant in excess of $400,000, subject to adjustment as provided in the Plan.

     ELIGIBILITY. Officers and key employees of the Company and its subsidiaries, as well as any person who has agreed to serve in any such capacity, may be selected by the Board to receive benefits under the Plan.

     OPTION RIGHTS. Option Rights may be granted which entitle the optionee to purchase shares of common stock at a price not less than fair market value. The option price is payable (a) in cash at the time of exercise; (b) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of common stock owned by the optionee having a value at the time of exercise at least equal to the option price; (c) by surrender of any other award under the Plan having a value at the time of exercise at least equal to the option price; or (d) a combination of such payment methods. Any grant of Option Rights may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the shares of common stock to which the exercise relates.

     The Board may, at or after the date of grant of any Option Rights (other than the grant of an ISO), provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that such equivalents be credited against the option price.

     No Option Right shall be exercisable more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or other similar transaction or event. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised. Any grant of Option Rights may specify Management Objectives (as described below) that must be achieved as a condition to exercise such rights.

     APPRECIATION RIGHTS. An Appreciation Right is a right, exercisable by surrender of the related Option Right (if granted in tandem with Option Rights) or by itself (if granted as a Free-Standing Appreciation Right), to receive from the Company an amount equal to 100%, or such lesser percentage as the Board may determine, of the spread between the strike price (or Option Price if Tandem Appreciation Right) and the then-current value of the shares of common stock. Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of common stock, or in any combination thereof, and may either grant to the optionee or retain in the Board the right to elect among those alternatives.

     Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a Change in Control or other similar transaction or event. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

     RESTRICTED SHARES. A grant of Restricted Shares involves the immediate transfer by the Company to a Participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The Participant is entitled immediately to voting, dividend and other ownership rights in such shares. The transfer may be made without additional consideration or in consideration of a payment by the Participant that is at or less than then-current Market Value per share, as the Board may determine.

     Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of IRC Section 83 for at least one year. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Board for the period during which the forfeiture provisions are to continue. The Board may provide for a shorter period during which the forfeiture provisions apply in the event of a Change in Control.

     Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant must also specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified Management Objectives.

     DEFERRED SHARES. A grant of Deferred Shares constitutes an agreement by the Company to deliver shares of common stock to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify. During the Deferral Period, the participant has no right to transfer any rights under his or her award and no right to vote such shares, but the Board may, at or after the date of grant, authorize the payment of dividend equivalents on such shares on either a current or deferred or contingent basis, either in cash or in additional shares of common stock. Awards of Deferred Shares may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of award.

     Deferred Shares must be subject to a Deferral Period of at least one year, as determined by the Board at the date of the award, except that the Board may provide for a shorter Deferral Period in the event of a Change in Control.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. A Performance Share is the equivalent of one share of common stock and a Performance Unit is the equivalent of $1.00. A Participant may be granted any number of Performance Shares or Performance Units, subject to the limitations set forth under "Shares Available Under the Plan." The Participant will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). The specified Performance Period shall be a period of time not less than one year, except in the case of a Change in Control, if the Board shall so provide. A minimum level of acceptable achievement will also be established by the Board. If by the end of the Performance Period, the specified Management Objectives have been achieved, the participant will be deemed to have fully earned the Performance Shares or Performance Units. The grant may provide that if the Management Objectives have not been achieved, but the predetermined minimum level of acceptable achievement has been attained or exceeded, the participant will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the participant at the time and in the manner determined by the Board in cash, shares of common stock or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in shares of common stock on a current, defined or contingent basis.

     MANAGEMENT OBJECTIVES. The Plan requires that the Board establish "Management Objectives" for purposes of Performance Shares and Performance Units. When so determined by the Board, Option Rights, Appreciation Rights, Restricted Shares and dividend credits may also specify Management Objectives. Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within the Company or a subsidiary in which the participant is employed. Management Objectives applicable to any award to a participant who is, or is determined by the Board likely to become, a Covered Employee, shall be limited to specified levels of or growth in (a) cash flow/net assets ratio; (b) debt/capital ratio;
(c) return on total capital; (d) return on equity; (e) return on net assets; (f) earnings per share; (g) revenue; (h) total return to stockholders; (i) earnings before interest and taxes; or (j) earnings before interest, taxes, depreciation and amortization. Except where a modification would result in an award no longer qualifying as performance based compensation within the meaning of IRC Section 162(m), the Board may modify such Management Objectives, in whole or in part, as the Board deems appropriate and equitable.

     ADMINISTRATION AND AMENDMENTS. The Plan is to be administered by the Board, except that the Board has the authority under the Plan to delegate any or all of its powers under the Plan to a committee (or subcommittee thereof) consisting of not less than two directors.

     The Board is authorized to interpret the Plan and related agreements and other documents. The Board may make awards to other officers and key employees under any or a combination of all of the various categories of awards that are authorized under the Plan, or in its discretion, make no awards. The Board may amend the Plan from time to time without further approval by the stockholders of the Company except where required by applicable law or the rules and regulations of a national securities exchange. The Company reserves authority to offer similar or dissimilar benefits in plans that do not require stockholder approval.

     The Board may provide for special terms for awards to Participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     TRANSFERABILITY. In general, no Option Right or Appreciation Right or other derivative security is transferable by an optionee or recipient except, upon death, by will or the laws of descent and distribution. However, awards may be transferred without consideration to members of the participant's immediate family, or to trusts the only beneficiaries of which, or to partnerships the only partners of which, are members of the participant's immediate family. Any such transfer will require prior notice to the Company and acceptance of any conditions imposed thereon by the Company or the Board. Except as otherwise determined by the Board on a case-by-case basis, Option Rights and Appreciation Rights are exercisable during the optionee's or recipient's lifetime only by him or her or by his or her guardian or legal representative.

     The Board may specify at the Date of Grant that part or all of the shares of common stock that are (a) to be issued or transferred by the Company upon exercise of Option Rights or Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer, shall be subject to further restrictions on sale or transfer.

     ADJUSTMENTS. The maximum number of shares that may be issued and delivered under the Plan, the number of shares covered by outstanding Option Rights and Appreciation Rights, and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in "Shares Available Under the Plan," above, as the Board may determine appropriate to reflect any transaction or event described above.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws currently in effect. This summary is not intended to be complete and does not describe state, local or foreign tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

     NON-QUALIFIED STOCK OPTIONS. In general, (a) no income will be recognized by an optionee at the time a non-qualified Option Right is granted; (b) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

     INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

     If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of, the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     APPRECIATION RIGHTS. No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a free-standing Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

     RESTRICTED SHARES. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of IRC Section 83 ("Restrictions"). However, a recipient who so elects under IRC Section 83(b) within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares generally will be treated as compensation that is taxable as ordinary income to the participant.

     DEFERRED SHARES. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares), and the capital gains/loss holding period for such shares will also commence on such date.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

     SPECIAL RULES APPLICABLE TO OFFICERS AND DIRECTORS. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election under IRC Section 83(b) has been made, the principal difference (in cases where the officer or director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act of 1934, but no longer than six months.

TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of IRC Section 2806 and is not disallowed by the $1 million limitation on certain executive compensation under IRC Section 162(m).

MARKET VALUE OF THE SECURITIES

     The market value of Aviall's common stock is $7.91, based on the closing price of Aviall's common stock on April 19, 2001.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN.

                             AUDIT COMMITTEE REPORT

     On May 15, 2000, the Board of Directors adopted a new Audit Committee Charter, a copy of which is included as Appendix A to this Proxy Statement. The Audit Committee is currently composed of five outside directors who are not officers or employees of Aviall or its subsidiaries. All members of the Audit Committee are independent as defined by the New York Stock Exchange's listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and PricewaterhouseCoopers LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Stockholders on Form 10-K for the year ended December 31, 2000. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 and SAS No. 90 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and has discussed with PricewaterhouseCoopers LLP their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.

     This report is submitted by the members of the Audit Committee of the Board.

THE AUDIT COMMITTEE OF THE BOARD

     Richard J. Schnieders             Donald R. Muzyka                Arthur E. Wegner
           Chairman

            Jonathan M. Schofield                             Bruce N. Whitman

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     On March 29, 2001, upon recommendation of the Audit Committee, the Board unanimously selected, subject to ratification by Aviall's stockholders, PricewaterhouseCoopers LLP to continue to serve as independent auditors for Aviall and its subsidiaries for the fiscal year ending December 31, 2001. PricewaterhouseCoopers has served as Aviall's independent auditors since 1994.

     Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual Meeting.

FEES BILLED TO AVIALL BY PRICEWATERHOUSECOOPERS

     AUDIT FEES. Fees related to the fiscal year ended December 31, 2000 audit of the Company's annual financial statements and review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $316,000, of which $175,000 had been billed as of February 28, 2001.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage PricewaterhouseCoopers to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     ALL OTHER FEES. Fees billed to Aviall by PricewaterhouseCoopers for all other non-audit services rendered to Aviall during the fiscal year ended December 31, 2000, including tax related services, as of February 28, 2001 totaled $513,000. The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining PricewaterhouseCoopers' independence with respect to Aviall.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires Aviall's directors and executive officers, and persons who own more than 10% of Aviall's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock beneficially owned by them. Directors, executive officers and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

     To Aviall's knowledge, based solely on review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% stockholders were complied with by such persons.

                           COST OF SOLICITING PROXIES

     The cost of solicitation of proxies, including expenses to prepare and mail this Proxy Statement, will be paid by Aviall. Aviall has retained Morrow & Co. to assist in soliciting proxies. For its services, Morrow will receive a fee of $7,500. Morrow will also be reimbursed its reasonable out-of-pocket expenses. Aviall does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to soliciting proxies by mail, directors, officers and employees of Aviall may solicit proxies in person, by telephone or by other means.

                           ANNUAL REPORT ON FORM 10-K

     UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, AVIALL WILL FURNISH, WITHOUT CHARGE, A COPY OF AVIALL'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC. IF YOU WOULD LIKE A COPY OF THIS ANNUAL REPORT, PLEASE CONTACT THE COMPANY, 2055 DIPLOMAT DRIVE, DALLAS, TEXAS 75234, ATTENTION: INVESTOR RELATIONS.

                    SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                AVIALL'S ANNUAL MEETING OF STOCKHOLDERS IN 2002

     Pursuant to SEC regulations, in order to be included in Aviall's Proxy Statement for Aviall's 2002 Annual Meeting of Stockholders, stockholder proposals must be received at the principal office of Aviall, 2055 Diplomat Drive, Dallas, Texas 75234, Attention: Secretary, no later than December 31, 2001, as well as meet all other SEC requirements. In addition, Aviall's By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting or to present a nomination for director at an annual meeting of stockholders must give advance notice to Aviall's Secretary regarding the proposal or nominee. The By-Laws generally require that written notice be delivered to the Secretary of Aviall not less than 70 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nominee. A copy of the By-Laws is available upon request from the Secretary of Aviall.

                                            AVIALL, INC.

                                            /s/ JEFFREY J. MURPHY
                                            Jeffrey J. Murphy
                                            Senior Vice President, Law and Human
                                            Resources, Secretary and General
                                            Counsel

Dallas, Texas
April 30, 2001

                                                                      APPENDIX A

                                  AVIALL, INC.
                            AUDIT COMMITTEE CHARTER

FUNCTION OF THE COMMITTEE

     The Committee will assist the Board in fulfilling the Board's oversight responsibilities relating to accounting for the Company's financial position and results of operations, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

     While the Committee has the powers and responsibilities set forth in this Charter and the Company's Restated Certificate of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditor. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditor or to assure compliance with laws or the Company's corporate compliance program or code of ethics.

COMPOSITION OF THE COMMITTEE

     Requirements. The Committee will consist of at least three Board members. Each member of the Committee must be independent of management and free from any relationship with the Company that would interfere with the exercise of independent judgment as a Committee member. In determining independence, the Board will observe the requirements of Rules 303.01 and 303.02 of the NYSE Listed Company Manual.

     Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

     At least one member of the Committee must have accounting or related financial management expertise, as determined by the Board in its business judgment.

     Appointment. The Board will appoint the members of the Committee. The Board will appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company's outside auditors and the appropriate officers of the Company, be responsible for ensuring sufficient meetings of the Committee are held and supervising the conduct thereof.

OUTSIDE AUDITOR

     The outside auditor for the Company is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. Alternatively, the Committee and the Board may nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

RESPONSIBILITIES OF THE COMMITTEE

     The Committee will:

          1. Recommend Outside Auditors: Recommend to the Board annually, and at other appropriate times, the firm to be retained as the Company's outside auditors.

          2. Review Independence of Outside Auditors: In connection with recommending the firm to be retained as the Company's outside auditors, review the information provided by management and the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

          The Committee is responsible for (1) ensuring that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, a copy of which is attached hereto, (2) actively engaging in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor and (3) recommending that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

          3. Review Audit Plan: Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations.

          4. Conduct of Audit: Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          5. Review Audit Results: Review with the outside auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the outside auditors' normal audit procedures that the outside auditors may from time to time undertake.

          6. Review Financial Statements: Review with appropriate officers of the Company and the outside auditors the annual financial statements of the Company prior to public release thereof. The Chairman of the Committee will, as necessary, review with appropriate officers of the Company and outside auditors the quarterly financial statements of the Company prior to public release thereof.

          7. Review Internal Audit Plans: Review with the senior internal auditing executive the plans for and the scope of ongoing audit activities.

          8. Review Internal Audit Reports: Review with the senior internal auditing executive the annual report of the audit activities, examinations and results thereof of the internal auditing department.

          9. Review Systems of Internal Accounting Controls: Review with the outside auditors, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs, the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel and the Company's policies and compliance procedures with respect to business practices.

          10. Review Recommendations of Outside Auditors: Review with the senior internal auditing executive recommendations made by the outside auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

          11. Securities Exchange Act: Obtain assurance from the outside auditor that Section 10A of the Securities Exchange Act has not been implicated.

          12. Review Other Matters: Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

          13. Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate.

          14. Regulatory Matters: Review compliance with regulatory requirements which have a material impact on the Company's operations.

          15. Conflict of Interests: Review compliance with the Company's conflict of interest and business ethics policies.

MEETINGS OF THE COMMITTEE

     The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

CONSULTANTS

     The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

ANNUAL REPORT

     The Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

ANNUAL REVIEW OF CHARTER

     The Committee will review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Committee's charter at least annually.

                                                                    2770-PS-2001

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope, or voting by telephone or the Internet by following the instructions on the reverse side.










                                   DETACH HERE


                                      PROXY
                                  AVIALL, INC.

         PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

    The undersigned acknowledge(s) receipt of the Proxy Statement of Aviall, Inc. relating to the 2001 Annual Meeting of Stockholders (the "Annual Meeting") and hereby constitute(s) and appoint(s) Jacqueline K. Collier, Jeffrey J. Murphy and Cornelius Van Den Handel, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock of Aviall, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting to be held on Thursday, June 7, 2001, commencing at 1:00 p.m., at the Omni Mandalay Hotel, 221 East Las Colinas, Irving, Texas, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

    THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVIALL, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF AN AMENDMENT TO THE AVIALL, INC. 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER THIS PLAN AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS AVIALL, INC.'S INDEPENDENT AUDITORS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.


-----------                                                     -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
   SIDE                                                            SIDE
-----------                                                     -----------

AVIALL, INC.
c/o EquiService
P.O. Box 9398
Boston, MA  02205-9398



VOTE BY TELEPHONE                                  VOTE BY INTERNET
-----------------                                  ----------------
It's fast, convenient, and immediate!              It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone               confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

------------------------------------------------   ----------------------------------------------------

Follow these four easy steps:                      Follow these four easy steps:

1.  Read the accompanying Proxy Statement and      1.  Read the accompanying Proxy Statement and
    Proxy Card.                                        Proxy Card.

2.  Call the toll-free number                      2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683)                    http://www.eproxyvote.com/avl

3.  Enter your 14-digit Voter Control Number       3.  Enter your 14-digit Voter Control Number located
    located on your Proxy Card above your name.        on your Proxy Card above your name.

4.  Follow the recorded instructions.              4.  Follow the instructions provided.
------------------------------------------------   ----------------------------------------------------

YOUR VOTE IS IMPORTANT!                            YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                       Call 1-877-PRX-VOTE anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                   DETACH HERE


      Please mark
[X]   votes as in
      this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of the Director nominees, FOR Proposal 2 and FOR Proposal 3.


--------------------------------------------------------------------------------------------------------------------
1. Election of two Directors to serve until       2.  Approval of an amendment to         FOR     AGAINST    ABSTAIN
   Aviall, Inc.'s 2004 Annual Meeting of              the Aviall, Inc. 1998 Stock         [ ]       [ ]         [ ]
   Stockholders.                                      Incentive Plan to increase the
   NOMINEES:  Donald R. Muzyka and                    number of shares of common
   Jonathan M. Schofield.                             stock authorized to be
                                                      issued thereunder.
   FOR                          WITHHELD
   BOTH   [ ]          [ ]     FROM BOTH
 NOMINEES                       NOMINEES
                                                  3.  Ratification of                     FOR     AGAINST    ABSTAIN
                                                      PricewaterhouseCoopers LLP          [ ]       [ ]        [ ]
                                                      as independent auditors.

[ ]
    ---------------------------------------
    For both nominees except as noted above

--------------------------------------------------------------------------------------------------------------------
                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           [ ]

                                                  IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                   Date:                Signature:                                   Date:
           ------------------     ------------              ----------------------------------      -----------------